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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 March 19, 2002
                                 --------------


                        Mercantile Bankshares Corporation
                        ---------------------------------
             (Exact name of registrant as specified in its charter)




Maryland                         0-5127                     52-0898572
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(State or other                  (Commission                  (IRS Employer
jurisdiction of                  File Number)               Identification No.)
 incorporation)


              Two Hopkins Plaza, P.O. Box 1477, Baltimore, MD 21203
              -----------------------------------------------------
               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code, (410) 237-5900
                                                           --------------

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Item 5.  Other Events and Regulation FD Disclosure.


         This is an optional filing made to disclose the event reported below concerning a management change. It is not a filing required by Regulation FD.

         John L. Unger has been elected Senior Vice President and General Counsel of the registrant and of the registrant's subsidiary, Mercantile-Safe Deposit and Trust Company.

         Agreements embodying the arrangements with Mr. Unger are filed as exhibits with and as a part of this report.

          Mr. Unger, age 48, was Senior Vice President and General Counsel of IMI Resort Holdings, Inc., a national real estate company specializing in the marketing and sale of luxury resort real estate developments, from March 2000 to March 2002. Throughout 1999 he was a partner in 3G Golf Ventures, LLC and from June 1998 to June 1999 he was a consultant and Director of Special Projects for the Tennessee Golf Foundation. Mr. Unger was Executive Vice President and General Counsel of PrincipalCare Incorporated, a private health care company which acquired and managed physician practice groups, from September 1996 to April 1998. From April 1994 to August 1996, he was employed by Wynonna, Inc. as personal manager to country music artist Wynonna Judd. Prior thereto, he was a partner in the law firm of Bass, Berry & Sims (Nashville, Tennessee), where he practiced for 14 years, specializing in corporate, securities, intellectual property and entertainment law.

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Item 7.   Financial Statements and Exhibits
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                                    Exhibits
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         10 Y    Executive Employment Agreement dated March 19, 2002, among
                 Mercantile Bankshares Corporation, Mercantile-Safe Deposit and Trust Company and John L. Unger.

         10 Z Executive Severance Agreement dated March 19, 2002, among Mercantile Bankshares Corporation, Mercantile-Safe Deposit and Trust Company and John L. Unger.